Exhibit 10.1

Execution Copy

Sanchez Energy Corporation

$300,000,000 6.125% Senior Notes due 2023

Purchase Agreement

September 9, 2014

RBC Capital Markets, LLC

Credit Suisse Securities (USA) LLC
as Representatives of the
several Initial Purchasers listed
in Schedule 1 hereto

c/o RBC Capital Markets, LLC
200 Vesey Street, 12th Floor
New York, New York 10281

Ladies and Gentlemen:

Sanchez Energy Corporation, a Delaware corporation (the “Company”) proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $300 million principal amount of its 6.125% Senior Notes due 2023 (the “Notes”).  The Notes will be issued pursuant to the Indenture dated as of June 27, 2014 (the “Indenture”), among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors” and, together with the Company, the “Issuers”) and U.S. Bank National Association, as trustee (the “Trustee”), and will be guaranteed on a senior basis by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  The Issuers have prepared a preliminary offering memorandum dated September 9, 2014 (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  Unless stated to the contrary, any references herein to the terms “Preliminary Offering Memorandum”, “Time of Sale Information” and “Offering Memorandum” shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Exchange Act”), prior to the Time of Sale (as defined herein) and incorporated by reference therein, and any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Time of Sale that is incorporated by reference therein.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Time of Sale Information (including the Preliminary Offering Memorandum) or Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Time of Sale Information or Offering Memorandum, as the case may be. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto (collectively, the “Time of Sale Information”), shall have been prepared.

Proceeds from the issuance of the Securities will be used for general corporate purposes.

The issuance and sale of the Notes (including the Guarantees) and the payment of transaction costs are collectively referred to herein as the “Transactions”.

Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the “Registration Rights Agreement”), among the Issuers and the Initial Purchasers, to be dated the Closing Date.  Under the Registration Rights Agreement, the Issuers will agree to (i) file with the Commission (a) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities of the Company (the “Exchange Notes”), guaranteed by the Guarantors, to be offered in exchange for the Notes and the Guarantees thereof (the “Exchange Offer”) and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” relating to the resale by certain holders of the Notes and the Guarantees thereof, (ii) to use commercially reasonable efforts to cause the Exchange Offer Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and (iii) to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreement.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.                                      Purchase and Resale of the Notes.  (a)  The Issuers agree to issue and sell the Notes (including the Guarantees) to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes (including the Guarantees) set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.875% of the principal amount thereof plus accrued interest from June 27, 2014 to the Closing Date.  The

Issuers will not be obligated to deliver any of the Notes (including the Guarantees) except upon payment for all the Notes (including the Guarantees) to be purchased as provided herein.

(b)                                 The Issuers understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                                     it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)                                  it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)                               it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)                               within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)                               in accordance with the restrictions set forth in Annex C hereto.

(c)                                  Each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Issuers and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)                                 The Issuers acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser in the manner contemplated by the Time of Sale Information and the Offering Memorandum and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)                                  The Issuers acknowledge and agree that the Initial Purchasers and the Representatives are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person.  Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Initial Purchaser shall have any responsibility or liability to the Issuers with respect thereto.  Any review by the Representatives or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2.                                      Payment and Delivery.  (a)  Payment for and delivery of the Securities will be made at the offices of Paul Hastings LLP at 10:00 A.M., New York City time, on September 12, 2014 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b)                                 Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities to the Initial Purchasers duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 10:00 A.M., New York City time, on the business day prior to the Closing Date.

3.                                      Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that as of the date hereof and as of the Closing Date (references in this Section 3 to the “Offering Memorandum” are to (x) the Time of Sale Information in the case of representations and warranties made as of the date hereof and (y) the Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)                                 Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, as of its date (as amended or supplemented in accordance with Section 4(b), as applicable) and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made solely in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)                                 Additional Written Communications.  The Issuers (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c).  Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain (i)  any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) any information that conflicted, conflicts or will conflict with the information contained in this Agreement; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication solely in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Issuer Written Communication. The documents incorporated or deemed to be incorporated by reference in the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act (the “Incorporated Documents”).  Each such Incorporated Document, when taken together with the Time of Sale Information, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

(c)                                  Eligible for Resale.  The Securities are eligible for resale pursuant to Rule 144A and there are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.

(d)                                 Financial Statements.

(i)                                     The financial statements and the related notes thereto included in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Company and its Subsidiaries (as defined below) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act; the other financial information included in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its Subsidiaries and presents fairly the information shown thereby.

(ii)                                  The unaudited pro forma financial statements (including the notes thereto) or other pro forma financial information included in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum (A) comply as to form in all material respects with the applicable requirements of Regulation S-X, (B) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (C) have been properly computed and presented on the bases described therein.  The assumptions used in the preparation of the pro forma financial statements and the other pro forma and adjusted financial information included in the Offering Memorandum (including “Adjusted EBITDA”) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(e)                                  No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in each of the Time of Sale Information and the Offering Memorandum (i) other than in connection with the Transactions or as described in the Time of Sale Information, there has not been any material reduction in the capital stock or material increase of long-term debt of the Company or any of the Guarantors, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock other than in respect of its outstanding shares of preferred stock described in the Time of Sale Information and the Offering Memorandum, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations of the Company and the Guarantors taken as a whole; (ii) other than in connection with the Transactions or as described in the Time of Sale Information, neither the Company nor any of the Guarantors has entered into any transaction or agreement that is material to the Company and the Guarantors taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Guarantors taken as a whole; (iii) neither the Company nor any of the Guarantors has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority and (iv) there has not been any material adverse change in the ability of the Company or the Guarantors to consummate the Transactions on a timely basis, except as otherwise disclosed in the Time of Sale Information.

(f)                                   Organization and Good Standing.  Attached as Exhibit A is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest (each, a “Subsidiary” and, together, the “Subsidiaries”) and their jurisdictions of organization.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. The Company and each of the Guarantors have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, rights, assets, management, financial position, results of operations of the Company and the Guarantors taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities (a “Material Adverse Effect”).

(g)                                  Capitalization.  The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum.  All of the issued and outstanding equity interests of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable (except as non-assessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act), have been issued in compliance with federal and state securities laws, were not issued in violation of any preemptive, right of first refusal, or similar right and, except as set forth in the Offering Memorandum, are owned, directly or indirectly through Subsidiaries, by the Company free and clear of all liens (other than security interests granted pursuant the Credit Documents (as defined below)).  Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any of the Guarantors.  No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Securities and the outstanding 6.125% Senior Notes due 2023 and related guarantees) registered under any registration statement contemplated by the Registration Rights Agreement.

(h)                                 Due Authorization.  The Company and each of the Guarantors have (or, in the case of the Indenture, as of such date, had) full right, power and authority to execute and deliver this Agreement, the Notes and the Indenture (including, with respect to the Guarantors, when the Notes and Exchange Notes, as the case may be, have been duly and validly authenticated in accordance with the terms of the Indenture and, in the case of the Notes, duly and validly paid for by and delivered to the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i)                                     The Indenture.  The Indenture has been duly authorized by the Company and each of the Guarantors and (assuming due authorization by the Trustee) constitutes a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Indenture conforms in all material respects to the description thereof in the Offering Memorandum.

(j)                                    The Notes.  The Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company, and when issued, authenticated in the manner provided for in the Indenture and delivered by the Company against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Notes will be in the form contemplated by the Indenture and will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.  The Notes, when issued, authenticated and delivered as provided above, will conform in all material respects to the description thereof in the Offering Memorandum.  The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Company, and when issued, authenticated in the manner provided for in the Indenture and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be in the form contemplated by the Indenture and will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(k)                                 The Guarantees.  The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Notes are issued, authenticated in the manner provided for in the Indenture and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be evidenced by the Indenture as contemplated by the Indenture and will be legally binding and valid obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.  The Guarantees, when the Notes are issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum. The guarantees of the Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized by each of the Guarantors and, when the Exchange Notes are issued, authenticated in the manner provided for in the Indenture and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be evidenced by the Indenture as contemplated by the Indenture and will be legally binding and valid obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

(l)                                     Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(m)                             Registration Rights Agreement.  The Registration Rights Agreement has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of each such Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.  The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(n)                                 Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(o)                                 No Violation or Default.  None of the Company or any of the Guarantors is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture (including the Indenture), mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the properties, rights or assets of the Company or any of the Guarantors is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)                                 No Conflicts.  None of the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and the consummation of the Transactions to be consummated on or after the date hereof and each of the transactions contemplated by the Transaction Documents will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of the Company or any of the Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the properties, rights or assets of the Company or any of the Guarantors is subject (other than any lien or encumbrance created or imposed pursuant to the collateral documents relating to the Second Amended and Restated Credit Agreement (as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, the “Credit Facility” and, together with all other documents related to such Credit Facility, the “Credit Documents”) dated as of June 30, 2014, with the lenders party thereto, Royal Bank of Canada as the administrative agent, Capital One, National Association as the syndication agent, Compass Bank and SunTrust Bank as co-documentation agents and RBC Capital Markets as sole lead arranger and sole book runner, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Guarantors or (iii) assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)                                 No Consents Required.  Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 1(b) of this Agreement (including Annex C hereto) and their compliance with their agreements set forth therein, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Notes (including the Guarantees), and the consummation of the Transactions to be consummated on or after the date hereof and each of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state or foreign securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) that have been obtained, (iii) as required under the Securities Act, the Exchange Act or the securities laws of the several states of the United States and any foreign jurisdictions with respect to the Issuers’ obligations under the Registration Rights Agreement, or (iv) such other consents, approvals, authorizations, orders and registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    Legal Proceedings.  Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (including, without limitation, with respect to any actual or alleged exposure to asbestos or any other hazardous or toxic substances or wastes, pollutants or contaminants) pending to which the Company or any of the Guarantors is or may be a party or to which any property of the Company or any of the Guarantors is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of the Guarantors, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are to the best knowledge of the Company and each of the Guarantors, threatened or contemplated by any governmental or regulatory authority or by others.

(s)                                   Independent Accountant.  The public accounting firm, who has certified certain financial statements of the Company and its Subsidiaries, is an independent public accountant with respect to the Company and its Subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(t)                                    Title to Real and Personal Property.  The Company and the Guarantors own, lease or license all real and personal property that are material to the respective businesses of the Company and the Guarantors except such as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and the Guarantors have good and marketable title to all real property owned by them and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Guarantors, (ii) secure the Credit Facility, (iii) are described in the Offering Memorandum, (iii) permitted by the Indenture and Credit Facility or (iv) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)                                 Title to Intellectual Property.(i) The Company and the Guarantors own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark, trade name, and service mark registrations and applications thereof, copyrights, domain names, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other U.S. and foreign intellectual property rights (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses; (ii) to the knowledge of the Company and the Guarantors, the conduct of their respective businesses does not infringe, misappropriate, or otherwise violate in any material respect any Intellectual Property rights of others; (iii) the Company and the Guarantors have not received any written notice alleging or threatening any claim of infringement, misappropriation, or other violation of any Intellectual Property rights of others; and (iv) to the best knowledge of the Company and the Guarantors, the Intellectual Property owned by the Company and the Guarantors is not being infringed, misappropriated or otherwise violated by any third party, except where such lack of ownership or possession, infringement, misappropriation or violation could not reasonably be expected to have a Material Adverse Effect.

(v)                                 No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or its Subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its Subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members and no such loans, advances or guarantees violate the Sarbanes Oxley Act (as defined below).

(w)                               Investment Company Act.  None of the Company or any of its Subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(x)                                 No Event of Default.  No event of default exists under any contract, indenture (including the Indenture), mortgage, loan agreement, note, lease or other agreement or instrument constituting Indebtedness (as defined in the Indenture) of the Company or any of the Guarantors.

(y)                                 Taxes.  The Company and the Guarantors have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Guarantors or any of their respective properties or assets, except such failure to pay or file or deficiencies that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(z)                                  Licenses and Permits.  The Company and the Guarantors possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Guarantors has received notice of any revocation or modification of any such license, sublicense, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not have a Material Adverse Effect.

(aa)                          No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of the Guarantors exists or, to the best knowledge of the Company and each of the Guarantors, is contemplated or threatened, and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Guarantors’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.  None of the Company or any of the Guarantors has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(bb)                          Compliance with Environmental Laws. (i) Except as referenced in each of the Time of Sale Information and the Offering Memorandum:  the Company and the Guarantors (x) are, and at all prior times were, in compliance with any and all federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or the Guarantors, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as referenced in each of the Time of Sale Information and the Offering Memorandum or as would not, individually or in the aggregate have a Material Adverse Effect, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of the Guarantors under any Environmental Laws in which a governmental entity is also a party, (y) the Company and the Guarantors are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and the Guarantors, and (z) none of the Company and the Guarantors anticipates material capital expenditures as a result of any Environmental Laws.

(cc)                            Compliance with ERISA.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability other than a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA (each, a “Plan”) is in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred within the last six years with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” or

“minimum funding contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred within the last six years or is reasonably expected to occur; and (v) neither the Company nor any member of the Controlled Group has incurred within the last six years, nor reasonably expects to incur, any liability under Title IV of ERISA (other than employer contributions and premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or in respect of any “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA.

(dd)                          Insurance.  Except as described in each of the Time of Sale Information and the Offering Memorandum, the Company and the Guarantors have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate, as reasonably determined by the Company, to protect the Company and the Guarantors and their respective businesses; and none of the Company or any of the Guarantors has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee)                            No Unlawful Payments.  None of the Company or any of its Subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff)                              Compliance with Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and each of the Guarantors, threatened.

(gg)                            Compliance with OFAC.  None of the Company or any of its Subsidiaries or, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Guarantor, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh)                          Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

(ii)                                  Solvency.  On and immediately after the Closing Date, the Company and the Guarantors (after giving effect to the Transactions to be consummated on or after the date hereof and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantors are not less than the total amount required to pay the liabilities of the Company and the Guarantors on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company and the Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; and (iii) the Company and the Guarantors are not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and the Guarantors are engaged.

(jj)                                No Restrictions on Subsidiaries.  Except as provided in the Credit Documents, no Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Guarantor’s capital stock, from repaying to the Company any loans or advances to such Guarantor from the Company or from transferring any of such Guarantor’s properties or assets to the Company or any other Guarantor of the Company, except for any such restrictions that will be permitted by the Indenture.

(kk)                          No Broker’s Fees.  None of the Company, the Guarantors or any of their Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ll)                                  Rule 144A Eligibility.  The Securities are eligible for resale pursuant to Rule 144A and on the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(mm)                  No Integration.  None of the Company or any of its Subsidiaries (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(nn)                          No General Solicitation or Directed Selling Efforts.

(i)                                     None of the Company, the Guarantors or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.  Neither the Company nor any of its affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

(oo)                          Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or until such time as Exchange Notes are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act.

(pp)                          No Stabilization.  Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(qq)                          Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)                                Forward-Looking Statements.  No forward-looking statement (as described in the Time of Sale Information and the Offering Memorandum under the caption “Cautionary Note Regarding Forward-Looking Statements”) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)                              Statistical and Market Data.  The statistical and market-related data and forward-looking statements included in the Offering Memorandum are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required or as would be required if the offering of the Securities was being registered pursuant to the rules and regulations of the Commission.

(tt)                                Accounting Controls.  The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and the Guarantors are not aware of any material weakness or significant deficiency in the Company’s internal controls other than as described in each of the Time of Sale Information and the Offering Memorandum.

(uu)                          Compliance with Applicable Provisions of the Sarbanes Oxley Act.

(i)                                     The Company and its Subsidiaries have established and maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) that are in compliance with the Sarbanes Oxley Act of 2002, as amended (together with the rules and regulations promulgated in connection therewith, the “Sarbanes Oxley Act”); such disclosure controls and procedures and internal control over financial reporting are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary, and such disclosure controls and procedures and internal control over financial reporting are effective to perform the functions for which they were established; the Company’s independent auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; any material weaknesses in internal control over financial reporting have been identified to the Company’s independent auditors and audit committee of the board of directors of the Company; since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses disclosed in the Time of Sale Information and the Offering Memorandum.  The Company has provided or made available to the Initial Purchasers or their counsel true and complete copies of all extant minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of the Company and each Subsidiary and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(ii)                                  There is and has been no failure on the part of the Company or its Subsidiaries or, to the knowledge of the Company, any of the Company’s and its Subsidiaries’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv)                          Regulation S.  The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no such representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Time of Sale Information and the Offering Memorandum contain or will contain the disclosures required by Rule 902.  The Company is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(ww)                      Reserve Engineers.  Ryder Scott Company, L.P., a reserve engineer that prepared the reserve report on estimated net proved oil and natural gas reserves held by the Company and its Subsidiaries as of June 30, 2014 was, as of the date of preparation of such reserve report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(xx)                          Reserve Report Information.  The information contained in the Preliminary Offering Memorandum and Offering Memorandum regarding estimated proved reserves is based upon the reserve reports prepared by Ryder Scott Company, L.P.  The information provided to Ryder Scott Company, L.P. by the Company, including, without limitation, information as to: production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates that such reports were made. Such information was provided to Ryder Scott Company, L.P. in accordance with all customary industry practices.

(yy)                          Reserve Reports.  The reserve reports prepared by Ryder Scott Company, L.P. setting forth the estimated proved reserves attributed to the oil and gas properties of the Company and its Subsidiaries accurately reflect in all material respects the ownership interests of the Company and its Subsidiaries in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the Preliminary Offering Memorandum and Offering Memorandum, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Preliminary Offering Memorandum and Offering Memorandum and the reserve reports; and estimates of such reserves and present values as described in the Preliminary Offering Memorandum and Offering Memorandum and reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

4.                                      Further Agreements of the Company and the Guarantors.  The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)                                 Delivery of Copies.  The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b)                                 Offering Memorandum, Amendments or Supplements.  Before finalizing the Time of Sale Information and the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Time of Sale Information and Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Time of Sale Information and Offering Memorandum, amendment or supplement to which the Representatives reasonably object (unless the Issuers are advised by counsel that they are required by law to so amend or supplement the Time of Sale Information or Offering Memorandum).

(c)                                  Additional Written Communications.  Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object (unless the Issuers are advised by counsel that they are required by law to so amend or supplement the Time of Sale Information or Offering Memorandum).

(d)                                 Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company or any of the Guarantors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the known initiation or threatening of any proceeding for such purpose; and the Company and the Guarantors will use its commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)                                   Ongoing Compliance of the Offering Memorandum.  If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)                                  Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Clear Market.  During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of RBC Capital Markets, LLC, except with respect to indebtedness under the Credit Facility, the Notes, the Exchange Notes, the Guarantees, and securities offered or issued in exchange for the outstanding 6.125% Senior Notes due 2023 and related guarantees, directly or indirectly, offer to sell, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or devise that is designed to, or could be expected to, result in the disposition in the future of) any debt securities of the Company or any of its Subsidiaries and having a tenor of more than one year.

(i)                                     Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(j)                                    Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)                                 DTC.  The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(l)                                     No Resales by the Company.  The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act), for a period of one year after the Closing, to resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)                             No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), and has not taken any of the foregoing actions with respect to any security, that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)                                 No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)                                 No Stabilization.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.                                      Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Time of Sale Information, the Preliminary Offering

Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information,  the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show presentation), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication that contains, or is derived from, only the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information, the Preliminary Offering Memorandum or the Offering Memorandum.

6.                                      Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Representations and Warranties.  The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)                                 No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)                                  No Material Adverse Change.  No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto after the date hereof) and the Offering Memorandum (excluding any amendment or supplement thereto after the date hereof) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)                                 Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the chief executive officer and the chief financial officer of the Company and of an executive officer of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in

Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraph (b)  above.

(e)                                  Comfort Letters.  On the date of this Agreement and on the Closing Date, BDO USA, LLP shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)                                   Opinion and 10b-5 Statement of Counsel for the Company and the Guarantors.  Akin Gump Strauss Hauer & Feld LLP, counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(g)                                  Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Paul Hastings LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)                                 No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(i)                                     Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions where they do business or are qualified as the Representatives may reasonably request prior to the Closing Date.

(j)                                    DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(k)                                 Registration Rights Agreement. The Issuers shall have executed and delivered the Registration Rights Agreement in form and substance satisfactory to the Initial Purchasers and the Initial Purchasers shall have received executed counterparts thereof.

(l)                                     Ryder Scott Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Representatives, of Ryder Scott Company, L.P. confirming that, as of the date of its reserve report as of June 30, 2014, it was an independent reserve engineer for the Company, and that, as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its reserve report.

(m)                             Additional Documents.  On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request prior to the Closing Date.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Initial Purchasers.  The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its selling agents, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) and, subject to Section 7(c), to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(b)                                 Indemnification of the Company and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or

Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information set forth under paragraphs 3, 9, 10, and 11 under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives, and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person entitled to indemnification hereunder from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding subject to indemnification hereunder effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request or contested such reimbursement in good faith prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) (x) trading in any securities of the Company shall be suspended by the Commission or by the New York Stock Exchange, or (y) other than as specified in (x), trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (iii) there is an outbreak or escalation of hostilities or national or international calamity or crisis in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international financial markets, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum; or (iv) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of substantial change of international conditions on the financial markets in the United States shall be such that, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.                                      Defaulting Initial Purchaser.  (a)  If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed 10% of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds 10% of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof (except for any such expenses of a defaulting Initial Purchaser) and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.                               Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel (including local and special counsel) and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors including, without limitation, expenses associated with the preparation or dissemination of any electronic road show presentation, expenses associated with production of road show slides and graphics, and, with the prior written approval of the Company, fees and expenses of any consultants engaged in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants; and (x) one-half the cost of any airplane used in connection with the “road show.”  It is understood, however, that except as provided in Section 10(b), Section 7 and Section 9(c), the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them, any expenses connected with any offers they may make and one-half the cost of any airplane used in connection with the “road show.”

(b)                                 If this Agreement shall be terminated by the Initial Purchasers, or any of them, pursuant to Section 8(i)(x) or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company and each of the Guarantors, jointly and severally, will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any directors, officers or controlling persons referred to in Section 7 hereof, and the selling agents and affiliates of each Initial Purchaser referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this

Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

13.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.                               Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

(b)                                 Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(c)                                  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representatives c/o RBC Capital Markets, LLC, 200 Vesey Street, 12th Floor, New York, New York 10281 (fax: 212-618-2210); Attention:  High Yield Capital Markets.  Notices to the Company and the Guarantors shall be given to them at 1111 Bagby Street, Suite 1800, Houston, Texas 77002 (fax: (713) 783-5323); Attention:  Michael Long, Chief Financial Officer.

(d)                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(e)                                  Submission to Jurisdiction; Waiver of Jury Trial.  No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Issuers hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

(f)                                   Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)                                 Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SANCHEZ ENERGY CORPORATION, as Issuer

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Executive Vice President and Chief
Financial Officer

SEP HOLDINGS III, LLC, as Guarantor

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Executive Vice President and Chief
Financial Officer

SN COTULLA ASSETS, LLC, as Guarantor

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Executive Vice President and Chief
Financial Officer

SN MARQUIS LLC, as Guarantor

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Executive Vice President and Chief
Financial Officer

SN OPERATING, LLC, as Guarantor

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Purchase Agreement]

SN TMS, LLC, as Guarantor

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Executive Vice President and Chief
Financial Officer

SN CATARINA, LLC, as Guarantor

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is

hereby confirmed and accepted as of the

date first written above.

RBC CAPITAL MARKETS, LLC

For itself and on behalf of the several

Initial Purchasers listed in Schedule 1

hereto.

By:	/s/ Steve Pedone
	Name:	Steve Pedone
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

For itself and on behalf of the several

Initial Purchasers listed in Schedule 1

hereto.

By:	/s/ Randy Bayless
	Name:	Randy Bayless
	Title:	Managing Director

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount

RBC Capital Markets, LLC	$114,000,000
Credit Suisse Securities (USA) LLC	66,000,000
Capital One Securities, Inc.	16,500,000
SunTrust Robinson Humphrey, Inc.	16,500,000
BBVA Securities Inc.	9,750,000
BB&T Capital Markets, a division of BB&T Securities, LLC	7,500,000
BMO Capital Markets Corp.	7,500,000
Comerica Securities, Inc.	7,500,000
Credit Agricole Securities (USA) Inc.	7,500,000
Fifth Third Securities, Inc.	7,500,000
IBERIA Capital Partners L.L.C.	7,500,000
ING Financial Markets LLC	7,500,000
Mitsubishi UFJ Securities (USA), Inc.	7,500,000
SMBC Nikko Securities America, Inc.	7,500,000
U.S. Bancorp Investment, Inc.	7,500,000
Cabrera Capital Markets, LLC	2,250,000

Total	$300,000,000

Schedule 2

Guarantors

Guarantor	Jurisdiction of Organization
SEP Holdings III, LLC	Delaware
SN Cotulla Assets, LLC	Texas
SN Catarina, LLC	Delaware
SN Marquis LLC	Delaware
SN Operating, LLC	Texas
SN TMS, LLC	Delaware

ANNEX A

Time of Sale Information

1.                                      Term sheet containing the terms of the securities, substantially in the form of Annex B.

ANNEX B

Form of Pricing Term Sheet

See attached.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)                                 Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)                                 Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                                     Such Initial Purchaser has not offered and sold the Securities, and will not offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)                                  None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)                               At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them by Regulation S.

(iv)                              Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)                                  Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Preliminary Offering Memorandum, the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

ANNEX D

Form of Opinion of Counsel for the Company and the Guarantors

See attached.

EXHIBIT A

Subsidiaries

Subsidiary	Jurisdiction of Organization
SEP Holdings III, LLC	Delaware
SN Cotulla Assets, LLC	Texas
SN Catarina, LLC	Delaware
SN Marquis LLC	Delaware
SN Midstream, LLC	Delaware
SN Operating, LLC	Texas
SN TMS, LLC	Delaware
SN Services, LLC	Delaware